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                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT


Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
As Representatives of the several
Underwriters named in Schedule 1 hereto



                                                November 13, 1998


Ladies and Gentlemen:

      Aetna Services, Inc., a Connecticut corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 13 , 1998 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The Securities specified in Schedule II hereto shall be guaranteed by Aetna Inc., a Connecticut corporation (the "Guarantor"), as set forth in the Indenture identified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.


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      An amendment to the Registration Statement, or a supplement to the
Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedules II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, and the Guarantor agrees to issue its Guarantees with respect to such Designated Securities.

      At the time of the closing of the sale and purchase of the Designated Securities, and subject thereto, Goldman, Sachs & Co. will pay to the Company, in immediately available funds, $6,780,000 in respect of the call option granted to Goldman, Sachs & Co. pursuant to the terms of the Designated Securities.


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      If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request.



                                        Very truly yours,

                                        AETNA SERVICES, INC.


                                        By:  /s/ Alan J. Weber
                                             Alan J. Weber
                                             Vice Chairman for Strategy
                                             and Finance


                                        AETNA INC.


                                        By:  /s/ Alan J. Weber
                                             Alan J. Weber
                                             Vice Chairman for Strategy
                                             and Finance



Accepted as of the date hereof:
GOLDMAN, SACHS & CO.

On behalf of each of the
Underwriters

By:  /s/ Goldman, Sachs & Co.
       Goldman, Sachs & Co.


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
                                   SCHEDULE I


            Principal Amount of Designated Securities to be Purchased


Goldman, Sachs & Co.              $  180,000,000

Deutsche Bank Securities Inc.         24,000,000

J.P. Morgan Securities Inc.           24,000,000

Merrill Lynch, Pierce, Fenner &       24,000,000
Smith Incorporated

Morgan Stanley & Co. Incorporated     24,000,000

Salomon Smith Barney Inc.             24,000,000
                                  --------------
Total                             $  300,000,000

                                   SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

         5.66% Puttable Reset Securities PURS(SM) due 2009 ("PURS")


AGGREGATE PRINCIPAL AMOUNT:


               $300,000,000


PRICE TO PUBLIC:

         100% of the principal amount of PURS, plus accrued interest, if any, from November 18, 1998


PURCHASE PRICE BY UNDERWRITERS:

         99.8% of the principal amount of PURS, plus accrued interest, if any, from November 18, 1998


SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately Available Funds


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INDENTURE:

   Indenture (Senior Debt Securities) dated July 1, 1996 among the Company, the Guarantor and State Street Bank and Trust
   Company of Connecticut, National Association, as Trustee


MATURITY:

         November 15, 2009


INTEREST RATE:

         5.66% (initial interest rate)


INTEREST PAYMENT DATES:

         Interest is payable semi-annually on May 15 and November 15, commencing May 15, 1999 (except that the November 1999 interest payment will be made on November 29, 1999)


REDEMPTION PROVISIONS:

         As provided in paragraph 6 of the form of PURS attached hereto as Exhibit A


SINKING FUND PROVISIONS:

         No sinking fund provisions


OPTIONAL REPAYMENT PROVISIONS:

         Put Option as provided in paragraph 3 of the form of PURS attached hereto as Exhibit A


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TIME OF DELIVERY:

   November 18, 1998


CLOSING LOCATION:

   Davis Polk & Wardwell
   450 Lexington Avenue
   New York, N.Y. 10017


DELAYED DELIVERY:

   None


NAMES AND ADDRESSES OF REPRESENTATIVES:

   Designated Representatives:   Goldman, Sachs & Co.
                                 Deutsche Bank Securities Inc.
                                 J.P. Morgan Securities Inc.
                                 Morgan Stanley & Co. Incorporated
                                 Merrill Lynch, Pierce, Fenner & Smith
                                                Incorporated
                                 Salomon Smith Barney Inc.

   Address for Notices, etc.:    c/o Goldman, Sachs & Co.
                                 Attn: Registration Department
                                 85 Broad Street
                                 New York, NY 10004


OTHER TERMS:

         As provided in paragraphs 2, 3, 4, 5 and 10 of the form of PURS attached hereto as Exhibit A

         At the time of the closing of the sale and purchase of the Designated Securities, and subject thereto, Goldman, Sachs & Co. will pay to the Company, in immediately available funds, $6,780,000 in respect of the call option granted to Goldman, Sachs & Co. pursuant to the terms of the Designated Securities.

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         The opinions in section 7(b), 7(c) and 7(d) of the Underwriting
         Agreement will also cover the validity, binding effect and enforceability of the Calculation Agency Agreement to be entered into in connection with the Designated Securities.


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